Exhibit 7.1

Baker Tilly US, LLP
11150 Santa Monica Blvd; Ste 600
Los Angeles, CA 90025 United States of America

T: +1 (310) 826 4474
F: +1 (310) 826 9188

bakertilly.com

March 8, 2021

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Pareteum Corporation (the “Company”)
Item 4.02 Current Report on Form 8-K dated March 8, 2021

Ladies and Gentlemen,

The Company has provided us with a copy of its Item 4.02 Current Report on Form 8-K dated March 8, 2021. Please be advised that we concur with the statements made in such report by the Company.

Sincerely,

BAKER TILLY US, LLP